UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

AMERICAN DEFENSE SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

ARMOR TECHNOLOGIES LLC DALE S. SCALES JOHN JODLOWSKI JOWCO LLC FRANK A. BEDNARZ HAROLD WROBEL MARK WAYNER EMI WAYNER JOE VAN HECKE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total Fee Paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

John S. West 804.697.1269 telephone 804.698-.5138 facsimile john.west@troutmansanders.com	TROUTMAN SANDERS LLP Attorneys at Law Troutman Sanders Building 1001 Haxall Point P.O. Box 1122 (23218-1122) Richmond, Virginia 23219 804.697.1200 telephone 804.697.1339 facsimile troutmansanders.com

PERSONAL AND CONFIDENTIAL

January 31, 2012

VIA OVERNIGHT MAIL

General Alfred Gray

Potomac Institute for Policy Studies

901 N. Stuart St. #200

Arlington VA 22203-1821

Re:	American Defense Systems, Inc.

Dear General Gray:

Troutman Sanders LLP represents Armor Technologies LLC, a North Carolina limited liability Company (“Armor”). Armor is part of a group (the “Group”) which, as of today’s date, has acquired approximately 30.2% of the outstanding common shares of American Defense Systems, Inc. (“ADSI”). The purpose of this letter is to notify you, in your capacity as Chairman of the Board of Directors of ADSI (the “Board”), that the Group strongly objects to recent actions taken by the Board and believes that such actions constitute a breach of the Board members’ fiduciary duties to ADSI and its stockholders. As a result, unless the Board takes immediate actions to reverse its actions, our client intends to pursue legal action against ADSI and the Board.

The facts relevant to this situation are the following. On January 6, 2012, ADSI filed a Form 8-K reporting the outcome of stockholder votes per their Annual Stockholder meeting held on December 30, 2011. The results for a proposal to re-elect a current Board Member (Stephen Sieter) were 2,688,509 votes FOR and 26,064,857 votes AGAINST, reflecting a massive show of dissent among stockholders. On that same day, Armor, as required by law, filed a Schedule 13D announcing the establishment of the Group and the Group’s intention to call a special meeting of the stockholders of ADSI in order to remove and replace all of the remaining members of the Board, as well as to amend ADSI’s certificate of incorporation and bylaws (“Bylaws”) to remove certain “anti-takeover provisions” contained therein so as to enable such removal.

After learning of Armor’s Schedule 13D filing, and given the negative results of the proposal to re-elect Board member Stephen Sieter, ADSI filed a Form 8-K on January 9, 2012 reporting the Board’s amendment of ADSI’s Bylaws. Specifically, the Board amended Section 1.2 of the Bylaws to remove the following provision: “(c) upon written request of the

ATLANTA    CHICAGO    HONG KONG    NEW YORK NEWARK    NORFOLK    ORANGE    COUNTY    PORTLAND

RALEIGH    RICHMOND    SAN DIEGO    SHANGHAI    TYSONS CORNER    VIRGINIA BEACH    WASHINGTON, DC

January 31, 2012

stockholders holding at least a majority of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally.” This deletion from the Bylaws (the “Bylaws Amendment”) effectively eliminates a stockholder’s right to call a special meeting of ADSI’s stockholders.

Between January 9 and today, numerous stockholders of ADSI sent the members of the Board and ADSI’s officers emails stating their displeasure with the Bylaws Amendment and putting them on notice that they likely have violated their fiduciary responsibility to ADSI and its stockholders. Furthermore, as confirmed by a Form 8-K filed by ADSI on January 17, 2012, we are aware that on January 12, 2012, Richard P. Torykian, Sr., notified the Board that he was resigning as a member of the Board effective immediately, stating that “I believe I have no choice but to step down at this time due to certain actions that have been taken by the Board which I am unable to agree with in my fiduciary capacity as a Director.”

Attached to this letter is a stockholder request signed by stockholders holding more than sixty-six and two-thirds percent (66 2/3%) of ADSI’s issued and outstanding common shares requesting that the Company call a special meeting of stockholders for the following purposes:

1. To remove all of the existing directors serving on the Board of Directors for cause;

2. To elect the following director nominees: (i) Dale S. Scales as a Class III director to serve until the 2014 Annual Meeting of Stockholders; (ii) A. Christopher Johnson as a Class II director to serve until the 2013 Annual Meeting of Stockholders; and (iii) Robert Gordon Windesheim as a Class I director to serve until the 2012 Annual Meeting of Stockholders;

3. To adopt a stockholder resolution requesting that the Board of Directors reduce the size of the Board of Directors to three members;

4. To adopt a stockholder resolution requesting that the Board of Directors amend the Company’s Third Amended and Restated Certificate of Incorporation to declassify the Board of Directors;

5. To adopt a stockholder resolution requesting that the Board of Directors amend the Company’s Third Amended and Restated Certificate of Incorporation to remove Article VII thereof in its entirety; and

6. To amend the Company’s Amended and Restated Bylaws to declassify the Board.

January 31, 2012

Our client requests that you rescind the recently enacted Bylaws Amendment and call a special meeting of ADSI’s stockholders. If the Board does not take these actions by 5:00 PM Eastern Standard Time on Thursday, February 2nd, 2012, the Group and other stockholders of ADSI will initiate legal action against the Board and ADSI.

Sincerely,

/s/ John S. West

John S. West

Enclosure

cc:	Pasquale J. D’Amuro
Stephen Seiter
Victor Trizzino

January 31, 2012

General Alfred M. Gray, Chairman of the

Board of Directors and Acting Chief Executive Officer

Stephen R. Seiter, Director

Pasquale J. D’Amuro, Director

Victor F. Trizzino, Director

American Defense Systems, Inc.

420 Lillington Parkway

Lillington, North Carolina 27546

Gentlemen:

Please be advised that the undersigned stockholders of American Defense Systems, Inc. (the “Company”), comprising greater than 50% of the voting power of the Company based on 54,987,192 shares of Company common stock outstanding as of December 1, 2011, as disclosed in the Company’s proxy statement for the 2011 Annual Meeting of Stockholders filed under the cover of Schedule 14A with the Securities and Exchange Commission on December 9, 2011, hereby request that the Company call a special meeting of stockholders for the following purposes:

1.	To remove all of the existing directors serving on the Board of Directors for cause;

2.	To elect the following director nominees: (i) Dale S. Scales as a Class III director to serve until the 2014 Annual Meeting of Stockholders; (ii) A. Christopher Johnson as a Class II director to serve until the 2013 Annual Meeting of Stockholders; and (iii) Robert Gordon Windesheim as a Class I director to serve until the 2012 Annual Meeting of Stockholders;

3.	To adopt a stockholder resolution requesting that the Board of Directors reduce the size of the Board of Directors to three members;

4.	To adopt a stockholder resolution requesting that the Board of Directors amend the Company’s Third Amended and Restated Certificate of Incorporation to declassify the Board of Directors;

5.	To adopt a stockholder resolution requesting that the Board of Directors amend the Company’s Third Amended and Restated Certificate of Incorporation to remove Article VII thereof in its entirety; and

6.	To amend the Company’s Amended and Restated Bylaws to declassify the Board.

The undersigned stockholders request that such meeting be held no earlier than February 15, 2012 and no later than March 15, 2012.

The above request is being made pursuant to Section 1.2 of the Company’s Amended and Restated Bylaws as they were in existence on January 6, 2012. The undersigned stockholders are aware of your recent action on January 9, 2012 purportedly amending Section 1.2 to remove the ability of stockholders holding at least a majority of the Company’s voting power from requesting that the Company call a special meeting. The undersigned stockholders respectfully submit that such action was an unreasonable response to the filing by Armor Technologies LLC, et al., of a Schedule 13D on January 6, 2012, which Schedule 13D indicated the filing persons’

intention to call a special meeting of the stockholders of the Company, to remove the current Board of Directors of the Company, to appoint new representatives to the Board of Directors, to amend the Company’s certificate of incorporation and bylaws, including the “anti-takeover provisions” thereof to enable the foregoing, to solicit proxies, written requests or written consents to effect the foregoing, and for the purpose of taking all other actions necessary to achieve the foregoing.

We believe that the bylaw amendment was an improper, retaliatory action designed to entrench the current Board of Directors and strongly request the Board repeal such provision and call the special meeting requested above. Should the Board of Directors refuse to repeal the amendment and call the special meeting, the undersigned stockholders will pursue all remedies available to them, up to and including legal recourse in the Delaware courts.

Please direct any and all oral or written correspondence related to this request to Dale S. Scales, who can be reached at 11010 Lake Grove Blvd. Suite 100, #408, Morrisville, North Carolina 27560, 919-389-8321 (telephone) or 919-379-1091 (facsimile).

[signatures on the following pages]

[Signature page to January 31, 2012

Stockholder Letter to American Defense Systems Inc. Board of Directors]

Respectfully submitted,

Stockholder Name:

Signature:	*

Number of Shares Held:

Percentage Held (based on 54,987,192 shares outstanding): %

IMPORTANT NOTICE TO STOCKHOLDERS SIGNING THIS LETTER

This letter has been prepared by Armor Technologies LLC and the other filing persons named in the Schedule 13D filed by such persons with the Securities and Exchange Commission (the “SEC”) on January 6, 2012, which Schedule 13D relates to the share ownership of American Defense Systems, Inc. of such persons and the intentions of such persons related thereto. The Schedule 13D outlines each filing person’s direct and indirect interests in American Defense Systems, Inc.

You are urged to read American Defense Systems, Inc.’s proxy statement related to the proposals outlined in this letter when it is available, as it will contain important information. You can get the proxy statement and any other relevant documents free of charge at the SEC’s website (www.sec.gov).

*	The following stockholders have signed the January 31, 2012 Stockholder Letter to American Defense Systems Inc. Board of Directors:

ADSI Holdings, LLC

Balasco, Alex

Bateman, Camille

Bednarz, Frank

Beehler, Jeffrey

Bennett, David

Berthel Fisher & Company

Bonadona, Louis

Bonadona, Thomas

Bowden, Laura

Brazzle, William

Bretsch, Miles

Caminiti, Francis

Carpenter, Steven

Caudle, Jeff

Caudle, Josh

Caudle, Roger

Caudle, Todd

Chan, Kenneth

Collins, Michael

Concrete Solutions of Raleigh

Corrigan, Elizabeth

Ebach, Daryl

Federman, Bruce

Ferran, D. Thomas

Freberg, Ronald

Geislinger, Irving

Geislinger, Jeff

Gressett, Randall

CMT Investments, LLC

Hahler, Mark and Jeanette

Henfling, Gregory

Hensch, Leland

Hutchinson, David

Hutchinson, Michael

James M. and Diane G. Eichelberger Restated Living Trust

Jeffers, Reagan

Jessick, Arnold

Jodlowski, Eugene

Jodlowski, John

John Jodlowski Revocable Trust

JOWCO LLC

Kaufman, Lewis

Kaufman, Michael

Kern, Eugene

Kienow, Robert and Sharon

King, Donald

Kirke, Gerald

Kirke, Jeffrey

Kraemer, Thomas

Kramer, Eugene

Kruger, F. Lawrence

Larson, K. Dennis

Lease, Mark

Lease, Michael

Lindskov, Les

Lugano, Eileen

Magnus, Robert

Maloney, John

Malvin, Kris

Mark and Emi Wayner 2007 Family Trust

Marshall, Robert

Massey, Mary Ann

McPartland, Robert

Mesmer, Jon and Patricia

Molinsky, Maria

Molinsky, Richard

Molinsky, Victor

Montalbana, Alfred

Morales, Marianne

Nelson, Ronald

Nistler, Kurt

Nistler, Peter

O’Brien, Carolyn

O’Brien, Diana

O’Brien, Jacquelyn

O’Brien, James

O’Neill, James

Piscitelli, Anthony

Piscitelli, Marion

Piscitelli, Melissa

Quinlan, Lisa

Rutledge, Daniel

Scales, Dale

Schultz Living Trust

Smith, Charles

Steeltown Consulting Group

Stelton, Craig

Stewart, Xavier

Teare, Roland

Thares, James

Timothy G. Blitz Trust dated January 28, 2004

Torykian, Eric

Torykian, James

Torykian, Sr., Richard

Uihlein, April

Uihlein, Barry

Uihlein, Jacob

Uihlein, Suselinde

Uihlein, Warren

Uihlein, Jr., Warren

Ullman, Harlan

USMC Scout/Sniper Inc.

Van Hecke, Joe

Wahl, Andrea Bia

Ward, Roger

Wardlaw, Sr., Craig

Wertz, Christina

Wertz, Derek

Wertz, Scott

White, Cody

White, Kenneth

Wrobel, Harold